Section 906 Certification

I, Peter Doyle, certify that the periodic report containing the financial statements filed herewith pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: September 4, 2026

/s/ Peter Doyle
Peter Doyle
President, Chief Executive Officer and
Chief Financial Officer of the Fund